UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2007

                           WATCHIT TECHNOLOGIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             NEVADA                    000-21956                  74-1613155
 ------------------------------  ----------------------       -----------------
(State or other jurisdiction of (Commission File Number)     (IRS Employee
 incorporation or organization)                              Identification No.)

      1 Town Square Boulevard, Suite 347, Asheville, North Carolina, 28803
                     --------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (828) 681-8805



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03   AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Effective September 19, 2007, the Board of Directors and the majority Shareholders of the Registrant approved an Amendment to the Articles of Incorporation increasing the aggregate number of shares of Common Stock which the registrant shall have the authority to issue to Five Hundred Million (500,000,000) shares, par value $0.0001 per share. This action became effective upon filing the Amendment on September 26, 2007, with the Nevada Secretary of State.

ITEM 8.01  OTHER EVENTS

         Effective September 25, 2007, the Board of Directors approved and accepted the Exchange Agreements (the "Agreements") between the Registrant and
(i) Digital Fusion Group, (ii) Joel T. Smith Film & Television, (iii) Frank A. Moody, II, (iv) Daniel & Cynthia Shuck, (v) Brian & Julie C. Snipes, (vi) HRA Partners, (vii) Stratford Financial Resources, LLC and (viii) Dennis & Deborah Steinmetz, in regards to exchanging Common shares of the Registrant for Series A Preferred shares of the Registrant at a rate of 50 Common shares for 1 Series A Preferred share. These Agreements are attached as Exhibits.



ITEM 9.01  EXHIBITS

Exhibit No.         Description
-----------         -----------

9.1                 Digital Fusion Group Exchange Agreement

9.2                 Joel T. Smith Film & Television Exchange Agreement

9.3                 Frank A. Moody, II Exchange Agreement

9.4                 Daniel & Cynthia Shuck Exchange Agreement

9.5                 Brian & Julie C. Snipes Exchange Agreement

9.6                 HRA Partners, Inc. Exchange Agreement

9.7                 Stratford Financial Resources, LLC Exchange Agreement

9.8                 Dennis & Deborah Steinmetz Exchange Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WatchIt Technologies, Inc.

 Dated:  September 26, 2007                 By:  /s/  FRANK A. MOODY, II
                                               --------------------------------
                                                      FRANK A. MOODY, II
                                                      Chief Executive Officer